EXHIBIT 99.1


                    AGREEMENT RE: TERMINATION FOLLOWING
                      CHANGE OF CONTROL OR ASSET SALE


     This AGREEMENT is made and dated as of December 14, 2004, between Mark S. Gorder ("Executive") and Selas Corporation of America ("Selas").

     WHEREAS, Executive has been effective in performing his services to Selas; and

     WHEREAS, Executive is President and Chief Executive Officer of Selas; and

     WHEREAS, Selas recognizes the valuable services that Executive has rendered and desires to induce Executive to continue his active participation in the business of Selas by giving Executive certain assurances in the event of major changes in the structure or control of Selas;

     NOW, THEREFORE, in consideration of the agreements herein contained, and intending to be legally bound, the parties hereto agree as follows:

     1. Termination Payment. If a Change of Control of Selas occurs during the term of this Agreement, and if Executive's employment by Selas is Involuntarily Terminated within one year after such Change of Control, Selas shall pay or cause to be paid to Executive, simultaneously with such Involuntary Termination, two years base salary at the base salary rate being earned by Executive immediately prior to the Change of Control or immediately prior to such Involuntary Termination, whichever is greater, together with all unpaid bonus, salary and benefits due to Executive. If a Change of Control of Selas occurs during the term of this Agreement, all stock options previously granted to Executive under any Selas stock option plan or otherwise shall vest immediately upon such Change of Control and be exercisable in accordance with the terms of such stock options. If an Asset Sale occurs during the term of this Agreement, and if Executive's employment by Selas is Involuntarily Terminated within one year


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after such Asset Sale, Selas shall pay or cause to be paid to Executive, simultaneously with such Involuntary Termination, two years base salary at the base salary rate being earned by Executive immediately prior to such Asset Sale or immediately prior to such Involuntary Termination, whichever is greater, together with all unpaid bonus, salary and benefits due to Executive; PROVIDED, HOWEVER, that Selas need not make such payment if the purchaser in such Asset Sale or an affiliate of such purchaser offers to employ Executive commencing at the time of closing of the Asset Sale at not less than the same rate of compensation (including both base salary and good faith bonus potential) and level of benefits as Executive was receiving immediately prior to the Asset Sale and does not Involuntarily Terminate Executive's employment during the one year period after the consummation of the Asset Sale. Selas agrees that any agreement to sell substantially all of the assets of Selas shall include a provision obligating the purchaser to fulfill any of Selas' obligations to Executive under this Agreement should Selas fail to fulfill said obligations. With respect to payment of bonus and benefits as provided in this section, if any bonus or benefits plan would compensate Executive only on the condition that Executive remains employed through the end of the applicable year, said condition shall not prevent Executive from receiving a pro rata portion of said bonus or benefits in the event of an Involuntary Termination within one year of a Change of Control or Asset Sale. If an Asset Sale occurs during the term of this Agreement, all stock options previously granted to Executive under any Selas stock option plan or otherwise shall vest immediately upon such Asset Sale and be exercisable in accordance with the terms of such stock options. For the purposes of any compensation, benefits, or other sums to be paid to Executive under this section, "simultaneously with" shall mean that any earned but unpaid vacation, and any unpaid salary and bonus, shall be paid within three business days of an Involuntary Termination; any other employee benefits shall


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be paid according to the terms of the applicable plans; and the severance in an amount equal to two years base salary to be paid under this Agreement shall be paid in a lump sum within two weeks of an Involuntary Termination. Notwithstanding any other provision hereof, the obligations of Selas hereunder shall arise, if at all, only in connection with the earlier of the first Change of Control or first Asset Sale to occur after the date hereof; any second Change of Control or second Asset Sale which may occur within the one year period following the first Change of Control or first Asset Sale shall neither diminish nor trigger again the obligations set forth herein to the extent that such obligations may be applicable, it being understood that such obligations shall in no event extend beyond one year after the first Change of Control or Asset Sale.

     The following terms used herein have the meanings set forth below:

     "Asset Sale" means the sale of the assets of Selas (including the stock of subsidiaries of Selas) to which are attributable 90% or more of the consolidated sales volume of Selas; notwithstanding the foregoing and without limiting the generality of the foregoing, the sale of all or substantially all of the assets or stock of Selas' Precision Miniature Medical and Electronics Products Business shall constitute an Asset Sale.

     "Cause" means the following, provided that, in the case of circumstances described in clauses (iv) through (vi) below, Selas shall have given written notice thereof to Executive, and Executive shall have failed to remedy the circumstances as determined in the sole discretion of the Board of Directors of Selas within 30 days thereafter: (i) fraud or dishonesty in connection with Executive's employment or theft, misappropriation or embezzlement of Selas's funds; (ii) conviction of any felony, crime involving fraud or knowing misrepresentation, or of any other crime (whether or not such felony or crime is connected with


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his employment) the effect of which in the judgment of the Board of Directors of
Selas is likely to adversely affect Selas or its affiliates; (iii) material breach of Executive's employment obligations; (iv) repeated and consistent failure of Executive to be present at work during normal business hours unless the absence is because of a Disability; (v) willful violation of any express direction or requirement established by the Board of Directors of Selas, as determined by a majority of Board of Directors of Selas; (vi) insubordination, gross incompetence or misconduct in the performance of, or gross neglect of, Executive's duties hereunder, as determined by a majority of Board of Directors of Selas; or (vii) use of alcohol or other drugs which interfere with the performance by Executive of his duties, or use of any illegal drugs or narcotics.

     "Change of Control" of Selas means the acquisition by any "person"(as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), including any affiliate or associate as defined in Rule 12b-2 under the Exchange Act of such person, other than Selas, any trustee or other fiduciary holding securities under an employee benefit plan of Selas, or any corporation owned, directly or indirectly, by the shareholders of Selas in substantially the same proportion as their ownership of capital stock of Selas, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of Selas' then outstanding securities.

                  "Disability" of Executive means that after being provided with any accommodation or leave required of Selas by law, the Executive still shall be physically or mentally incapacitated and as a result thereof shall be unable to continue substantially proper performance of his duties (reasonable absences because of sickness for up to six consecutive months excepted). If Executive shall not agree with a determination to terminate him because of Disability, the question of Executive's ability shall be submitted to an impartial and reputable


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physician selected either by a mutual agreement of the parties or by the then president of the Medical Society of the county in which Executive is employed, and such physician's determination of disability shall be binding on the parties.

     "Involuntary Termination" (or "Involuntarily Terminated") means (a) any termination of employment of the Executive by Executive following (i) any reduction without his consent within the year following a Change of Control or Asset Sale in the amount of annual base compensation or in the employee benefits (but not in the amount of bonuses) inuring to Executive, as compared to the level of base compensation or benefits inuring to Executive immediately prior to the preceding Change of Control or Asset Sale, (ii) the imposition on Executive of a requirement that he change the location of his principal employment to a location more than 20 miles from the location immediately prior to the Change of Control or Asset Sale in order to maintain his employment or to maintain his compensation at its level immediately prior to the preceding Change of Control or Asset Sale if such change of location would impose a substantial burden on the Executive in commuting from his then residence to the new place of employment or (iii) the assignment to the Executive of duties that do not constitute managerial duties or duties for which his training and experience do not qualify him or (b) any termination of the employment of Executive by Selas other than for Cause, death or Disability.

     2. Other Benefits. This Agreement shall not prejudice Executive's or his beneficiary's right to receive any death, disability, pension, 401-k, qualified benefit, or other benefits under any contract or plan otherwise due to Executive upon or following termination.

     3. No Duty to Mitigate. Executive's benefits hereunder shall be considered severance pay in consideration of his past service to Selas, and pay in consideration of his continued service from the date hereof, and his entitlement thereto shall not be governed by any


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duty to mitigate his damages by seeking further employment, nor offset by any compensation which he may receive from future employment.

     4. Withholding; Other Tax Matters. Any payment required under this Agreement shall be subject to all applicable requirements of law with regard to withholding, filing, making of reports and the like.

     5. Term. This Agreement shall terminate, except to the extent that any obligation hereunder remains unpaid as of such time, upon the earlier of (i) the termination of Executive's employment with Selas prior to a Change of Control or Asset Sale for any reason; or (ii) the termination of Executive's employment with Selas (or any successor) after a Change of Control or Asset Sale for any reason other than by Involuntary Termination.

     6. Miscellaneous.

        a. This Agreement represents the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements in connection therewith. Without limiting the generality of the preceding sentence:
(i) this Agreement supersedes the Amended and Restated Agreement Re: Termination Following Change of Control or Asset Sale dated June 19, 2001 between Selas and Executive and (ii) Executive hereby acknowledges that Selas shall have no obligation to him under the termination program established in 1986.

        b. In the event that any provision of this Agreement shall be determined to be invalid, the remaining provisions shall be unaffected thereby and shall remain in full force and effect.

        c. This Agreement shall not be assignable by Executive, but Selas' obligation under the third sentence of Section 1 in connection with an Asset Sale may be


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assigned by Selas to the purchaser in connection with such Asset Sale if the
Executive becomes an employee of the purchaser or an affiliate immediately after the Asset Sale, in which case the assignee shall expressly assume and agree to perform the obligations set forth in the second sentence of Section 1 in connection with such Asset Sale in the same manner and to the same extent as if it were Selas and Selas shall by virtue thereof and without further act be released from its obligations hereunder.

        d. Any notice given hereunder shall be deemed to be given when personally delivered or mailed by certified or registered mail, return receipt requested, addressed to Selas at its principal offices or addressed to Executive at his latest address shown on the employment records.

        e. A waiver of breach of any provision hereof shall not be construed as a waiver of any subsequent breach hereof.

        f. If it is necessary for Executive to sue for payment hereunder, and such suit results in any payment to Executive, the employer shall pay Executive's reasonable counsel fees relating to such litigation.

        g. This Agreement may be amended, waived or terminated only by written instrument signed by both parties hereto.

        h. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

        i. Upon the occurrence of a Change of Control or Asset Sale, Selas or its assignee waives, and will not assert, any right to set off the amount of any claims, liabilities, damages or losses Selas or its assignee may have against any amounts payable by it to Executive hereunder, and any amounts payable to or otherwise accrued for the account of


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Executive in respect of any period prior to the termination of this Agreement shall be paid when due.

        j. Nothing herein shall diminish Selas' right to terminate the employment of the Executive prior to a Change of Control or Asset Sale or impose any obligation to make any payment to the Executive in connection with any such termination.

                     [Signatures begin on the next page]











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     IN WITNESS WHEREOF, Selas and Executive have executed this Agreement as of the date first above written.




                                       SELAS CORPORATION OF AMERICA



                                       By:       /s/ Michael J. McKenna
                                            ------------------------------------
                                              Name: Michael J. McKenna
                                              Title: Chairman of the Board


                                         /s/ Mark S. Gorder
                                         ---------------------------------------
                                         Mark S. Gorder















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